Exhibit 99.1
MedAvail to Report 2021 Third Quarter Financial Results on November 8, 2021

MISSISSAUGA, Ontario and PHOENIX, Ariz. – October 25, 2021 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”) a technology-enabled pharmacy company, today announced it will report financial results for the third quarter 2021 on Monday, November 8, 2021, after market close. Company management will be webcasting a corresponding conference call beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time.

Live audio of the webcast will be available on the “Investor Relations” section of the Company’s website at: https://investors.medavail.com/. The webcast will be archived and available for replay after the event.

About MedAvail

MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy organization, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Contacts:

Investor Relations
Caroline Paul
Gilmartin Group
ir@medavail.com

SOURCE MedAvail Holdings, Inc.